SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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Filed by a party other than the Registrant |_|

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|_| Preliminary proxy statement	|_| Confidential, For Use of the
|X| Definitive proxy statement	Commission Only
|_|Definitive additional materials	(as permitted by Rule 14a–6(e)(2))
|_| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

Semitool, Inc.
(Name of Registrant as Specified in Its Charter)

Semitool, Inc.
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(4)        Date Filed:

SEMITOOL, INC.

Notice of Annual Meeting of Shareholders
To Be Held February 7, 2002

To the Shareholders of Semitool, Inc.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Semitool, Inc., a Montana corporation (the “Company”), will be held at the Grouse Mountain Lodge, Hwy. 93 & Fairway Drive, Whitefish, Montana 59937, at 2:30 p.m., local time, on February 7, 2002, for the following purposes:

        1.        ELECTION OF DIRECTORS. To elect seven directors of the Company to serve until the 2003 Annual Meeting of Shareholders or until their successors are elected and qualified.

        2.        RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS. To ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors for the Company for the fiscal year ending September 30, 2002.

        3.        OTHER BUSINESS. To transact such other business as may properly come before the Annual Meeting of Shareholders and any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement, which is attached hereto and made a part hereof.

        The Board of Directors has fixed the close of business on January 2, 2002 as the record date for determining the shareholders entitled to notice of and to vote at the 2002 Annual Meeting of Shareholders and any adjournment or postponement thereof.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS IN PERSON, YOU ARE URGED TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE MEETING IN ACCORDANCE WITH YOUR INSTRUCTION. YOU MAY SUBMIT YOUR PROXY (1) OVER THE INTERNET, (2) BY TELEPHONE, OR (3) BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD AND MAILING IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY CARD OR SUBMIT YOUR PROXY OVER THE INTERNET OR BY TELEPHONE AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                              By Order of the Board of Directors,

                              /s/Raymon F. Thompson
                              ----------------------------------------
                              Raymon F. Thompson
                              Chairman of the Board,
                              President and
                              Chief Executive Officer

Kalispell, Montana
January 14, 2002

Mailed to Shareholders on or about January 14, 2002

SEMITOOL, INC.
655 West Reserve Drive
Kalispell, Montana 59901

PROXY STATEMENT

General Information

        This Proxy Statement is furnished to the shareholders of Semitool, Inc., a Montana corporation (the “Company”), in connection with the solicitation by the Board of Directors of the Company (the “Board” or “Board of Directors”) of proxies in the accompanying form for use in voting at the 2002 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on February 7, 2002, at the Grouse Mountain Lodge, Hwy. 93 & Fairway Drive, Whitefish, Montana 59937, at 2:30 p.m., local time, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

        This Proxy Statement, the form of proxy, and the Company’s 2001 Annual Report are first being mailed to shareholders on or about January 14, 2002.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of Mr. William A. Freeman) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Solicitation and Voting Procedures

        The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s Common Stock. The Company may conduct further solicitation personally, by telephone or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with such solicitation.

        The close of business on January 2, 2002 has been fixed as the record date (the “Record Date”) for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had approximately 28,403,592 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority of these shares of Common Stock of the Company, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters. With respect to the election of directors, each shareholder is entitled to cumulate his or her votes, meaning that such shareholder can multiply the number of shares owned by the number of board positions to be filled, and allocate such votes for all or as many director-nominees as he or she may designate.

        An automated system administered by the Company’s transfer agent will tabulate votes cast by proxy at the meeting, and the inspector of elections appointed for the meeting will tabulate votes cast in person at the meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, but will not be counted for or against any of the proposals to be voted upon at the meeting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        Pursuant to the Bylaws of the Company, the authorized number of directors is set at seven. Seven directors will be elected at the Annual Meeting to serve until the 2003 Annual Meeting of Shareholders or until their successors are elected or appointed and qualified or until the director’s earlier resignation or removal. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the additional vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner, as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as a nominee or as a director, if elected. Each of the seven nominees for director who receives the greatest number of votes will be elected.

        Set forth below is the age and certain biographical information relating to the director nominees, all of whom currently are serving as directors.

        Raymon F. Thompson, age 60, founded Semitool in 1979 and serves as Chairman, President and Chief Executive Officer. In 1979, Mr. Thompson designed, patented and introduced the first on-axis rinser/dryer for the semiconductor industry. Mr. Thompson serves on the Boards of Directors of Semitool Europe, Ltd. and Semitool Japan KK.

        Howard E. Bateman, age 67, has served on the Company’s Board of Directors since 1990. Mr. Bateman formerly owned and operated Entech, a Pennsylvania company that was an independent sales representative for the Company’s products from 1979 to 1996.

        Robert G. Chamberlain, age 61, was appointed a director of the Company in February 2001. Mr. Chamberlain is the Chief Executive Office and a director of Starview Technology, Inc. and is the former President of the semiconductor operations of AvantCom Network, Inc. of San Jose, California. He is currently Chairman of the Board of Daw Technologies of Salt Lake City, Utah, a Nasdaq-listed company, and a director of Triant Technologies of Nanaimo, British Columbia, Canada, a Toronto Stock Exchange listed company.

        Richard A. Dasen, age 59, has served on the Company’s Board of Directors since 1984. From 1974 to 1992, Mr. Dasen owned and managed Evergreen Bancorporation, a multi-bank holding company. Since 1992, Mr. Dasen has been an independent businessman.

        Timothy C. Dodkin, age 52, has been employed by the Company since 1985 and has served on the Company’s Board of Directors since 1998. Mr. Dodkin served as our European Sales Manager from 1985 to 1986 when he became Senior Vice President, Managing Director of Semitool Europe, Ltd. Since September 2001, he has been the Company’s Senior Vice President, Global Sales and Marketing. Prior to joining the Company, Mr. Dodkin worked at Cambridge Instruments, a semiconductor equipment manufacturer, for ten years in national and international sales.

        Daniel J. Eigeman, age 67, has served on the Company's Board of Directors since 1985. From 1971 to 1993, Mr. Eigeman was President of Eigeman, Hanson & Co., P.C., an accounting firm, and was a shareholder of Junkermier, Clark, Campanella, Stevens, P.C., CPAs from 1993 to 1999. Mr. Eigeman currently serves as a director of CPA Mutual Insurance of America, Inc.

        L. Peter Larson, age 62, has served on the Company's Board of Directors since December 2000. Mr. Larson currently serves as Chairman of the Board of American Timber Company and previously served as its President and Chief Executive Officer from 1978 to 2000. Mr. Larson is the President and Chief Executive Officer of L. Peter Larson Company. Since 1985, Mr. Larson has served on the Board of Directors of Glacier Bancorp, Inc., a Nasdaq-listed company.

THE BOARD RECOMMENDS A VOTE FOR
THE ELECTION OF THE NOMINEES NAMED ABOVE.

Relationships Among Directors or Executive Officers

        There are currently no family relationships among any of the directors or executive officers of the Company.

Meetings and Committees of the Board of Directors

        During the fiscal year ended September 30, 2001, the Board met six times. The Board has three committees: the Audit Committee, the Compensation and Stock Option Committee (the “Compensation Committee”) and the Nominating Committee. During the fiscal year ended September 30, 2001, no director attended fewer than 75% of all the meetings of the Board and its committees on which he served after becoming a member of the Board.

        The Audit Committee held seven meetings in the fiscal year ended September 30, 2001 and has as its members Messrs. Dasen, Eigeman and Larson. The primary function of the Audit Committee is to assist the Board of Directors in overseeing management’s conduct of the Company’s (1) financial reporting process, including the financial reports and other financial information provided to the public; (2) system of internal controls; and (3) annual independent audit of the Company’s financial statements. See “REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS.” The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

        The Compensation Committee held four meetings in the fiscal year ended September 30, 2001 and has as its members Messrs. Bateman, Chamberlain and Larson. The Compensation Committee reviews and approves the compensation and benefits for the Company’s executive officers, administers the Company’s stock option plan and performs such other duties as may from time to time be determined by the Board. See “REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS REGARDING EXECUTIVE COMPENSATION.”

        The Nominating Committee held two meeting in the fiscal year ended September 30, 2001 and has as its members Messrs. Bateman and Thompson. The Nominating Committee nominates directors to hold office for the ensuing year and until their respective successors are duly elected and qualified.

Compensation of Directors

        Upon becoming a member of the Board, non-employee directors receive options to purchase 3,000 shares of Common Stock, and thereafter receive an annual option grant to purchase 2,000 shares of Common Stock. The Company’s non-employee directors also receive a $1,000 monthly fee and $1,000 for each Board meeting. Members of the Audit Committee also receive $500 for each of those meetings they attend. All non-employee directors are reimbursed for expenses incurred in connection with attending meetings of the Board. Employee directors of the Company do not receive compensation for their services as directors.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of the Record Date for (i) each person who is known by the Company to beneficially own more than 5% of the Common Stock, (ii) each of the Company’s directors, (iii) each of the officers appearing in the Summary Compensation Table below and (iv) all directors and executive officers as a group. The address of each of the persons in this table is c/o Semitool, Inc., 655 West Reserve Drive, Kalispell, Montana 59901.

                                                                     Shares Beneficially Owned
                                                            --------------------------------------------
Directors, Executive Officers and 5% Shareholders                Number                   Percent(1)
--------------------------------------------------------    -----------------          -----------------
  Raymon F. and Ladeine A. Thompson(2)                           12,107,368                    42.6%
  Lord, Abbett & Co.(3)                                           1,537,380                    5.41%
  Howard E. Bateman(4)                                               30,000                      *
  Robert G. Chamberlain(5)                                            3,000                      *
  Richard A. Dasen(6)                                                34,000                      *
  Timothy C. Dodkin(7)                                               66,500                      *
  Daniel J. Eigeman(6)                                               29,800                      *
  L. Peter Larson(8)                                                 65,000                      *
  Robert L. Anderson(9)                                               2,000                      *
  William A. Freeman(10)                                             92,000                      *
  Dana R. Scranton(11)                                               16,250                      *
  Larry A. Viano(12)                                                 24,800                      *
  All directors and officers as a group (11 persons)(13)         12,470,718                    43.5%

--------------------

*     Less than 1%.

(1)     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares set forth opposite such person’s name.

(2)     Includes 189,400 shares held in the name of the Floyd Foundation Trust of which Mr. Thompson is the trustee.

(3)     Based on a Schedule 13-G filed with the SEC on January 19, 2001, Lord, Abbett & Co., a New York corporation, has sole voting power and sole dispositive power with respect to 1,537,380 shares of the Company’s Common Stock.

(4)     Includes 22,000 shares issuable pursuant to options which are exercisable within 60 days of the Record Date.

(5)     Includes 3,000 shares issuable pursuant to options which are exercisable within 60 days of the Record Date.

(6)     Includes 28,000 shares issuable pursuant to options which are exercisable within 60 days of the Record Date.

(7)     Includes 66,500 shares issuable pursuant to options which are exercisable within 60 days of the Record Date.

(8)     Includes 5,000 shares issuable pursuant to options which are exercisable within 60 days of the Record Date.

(9)     Includes 2,000 shares issuable pursuant to options which are exercisable within 60 days of the Record Date.

(10)     Includes 92,000 shares issuable pursuant to options which are exercisable within 60 days of the Record Date.

(11)     Includes 14,250 shares issuable pursuant to options which are exercisable within 60 days of the Record Date.

(12)     Includes 24,800 shares issuable pursuant to options which are exercisable within 60 days of the Record Date.

(13)     Includes 285,500 shares issuable pursuant to options which are exercisable within 60 days of the Record Date.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        PricewaterhouseCoopers LLP has served as the Company’s independent auditors since 1984 and has been appointed by the Board to continue as the Company’s independent auditors for the Company’s fiscal year ending September 30, 2002. Ratification of the proposal requires the affirmative vote of a majority of the outstanding shares of the Company’s Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, management will review its future selection of auditors.

        A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and to respond to appropriate questions.

        Audit Fees. Aggregate fees billed by PricewaterhouseCoopers for professional services rendered for the audit of the Company’s annual consolidated financial statements for fiscal 2001 and for the reviews of the Company’s financial reports on Form 10-K and Forms 10-Q for fiscal 2001 were $287,000.

        All Other Fees. Aggregate fees billed by PricewaterhouseCoopers for all other professional services (other than audit fees) for fiscal 2001 were $217,000 for tax matters and $248,000 for non-audit related services.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF
THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S
INDEPENDENT AUDITORS FOR THE FISCAL YEAR
ENDING SEPTEMBER 30, 2002.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

        The following table sets forth information relating to compensation received by the Company’s current Chief Executive Officer and the four other most highly compensated executive officers of the Company (the “Named Executive Officers”) during the periods indicated.

                                                                                      Long-Term
                                                                                    Compensation
                                                                                  ----------------
                                                                                     Securities
                                                                                     Underlying         All Other
  Name and Principal Position           Year          Salary          Bonus          Options(#)        Compensation
---------------------------------    ----------    ------------    -----------    ----------------    --------------

  Raymon F. Thompson                    2001       $   250,000     $   --                --           $     5,250(2)
     Chairman of the Board,             2000           250,000       10,000(1)           --                 5,250(2)
     President and Chief Executive      1999           150,006         --                --                 4,971(2)
     Officer

  Timothy C. Dodkin(3)                  2001           310,000         --              30,000               9,062(2)
     Senior Vice President,             2000           310,000       15,000(1)           --                 9,720(2)
     Global Sales and Marketing         1999           310,000         --                --                10,188(2)

  William A. Freeman                    2001           200,000      217,000            20,000               5,250(2)
     Senior Vice President and          2000           200,000       40,000(1)         40,000               5,250(2)
     Chief Financial Officer            1999           180,007       40,000            10,000               5,000(2)

  Gregory L. Perkins(4)                 2001           102,000         --                --                 1,992(2)
     Vice President and                 2000           160,000       65,000(5)           --                 5,250(2)
     General Manager                    1999           160,000         --                --                 5,000(2)

  Dana R. Scranton                      2001           155,000         --               5,000               6,437(2)
     Vice President,                    2000           130,000       60,000(1)         10,000               4,875(2)
     Surface Preparation Technology     1999           130,000         --                --                 3,250(2)

  Larry A. Viano                        2001           105,000       10,000             5,000               5,750(2)
     Secretary, Treasurer,              2000           103,000       12,000(1)          4,000               5,250(2)
     Controller and Principal           1999            95,000                --         --                 4,779(2)
     Accounting Officer

(1)     Represents a fiscal year 2000 bonus paid in fiscal year 2001.

(2)     Represents Company contributions to the Company's 401(k) plan on behalf of the Named Executive Officer, except that amounts for Mr. Dodkin represent Company contributions to a United Kingdom employee benefit plan that is similar to the Company's 401(k) plan on behalf of Mr. Dodkin.

(3)     Mr. Dodkin's compensation is paid in UK Pounds Sterling. The average UK Pound Sterling exchange rates for fiscal 2001, 2000 and 1999 were 1.45, 1.56 and 1.64, respectively.

(4)     Mr. Perkins retired from the Company effective January 31, 2001.

(5)     Represents a fiscal year 2000 bonus in the amount of $60,000 paid during fiscal year 2000 and a $5,000 fiscal year 2000 bonus paid in fiscal year 2001.

Option Grants in Last Fiscal Year

        The following table provides certain information with respect to stock options granted to the Named Executive Officers during the fiscal year ended September 30, 2001. In addition, as required by the Securities and Exchange Commission rules, the table sets forth the hypothetical gains that would exist for the respective options based on assumed rates of annual compound price appreciation during the option term.

                                               Individual Grants                          Potential Realizable Value
                        ---------------------------------------------------------------
                          Number of       % of Total                                      at Assumed Annual Rate of
                         Securities         Options                                        Stock Price Appreciation
                         Underlying       Granted to       Exercise                                 for
                           Options       Employees in      Price Per      Expiration            Option Term(1)
                                                                                         ----------------------------
Name                     Granted(2)       Fiscal Year        Share           Date             5%             10%
--------------------    -------------    -------------    -----------    ------------    ------------    ------------

Raymon F. Thompson           --               --              --              --               --              --

Timothy C. Dodkin          30,000           10.33%          $8.150        09/20/2011     $    153,765    $    389,670

William A. Freeman         20,000            6.88%          $9.875        02/26/2011     $    124,206    $    314,765

Gregory L. Perkins           --               --              --              --               --              --

Dana R. Scranton            5,000            1.72%         $10.50         10/09/2010     $     33,017    $     83,671

Larry A. Viano              5,000            1.72%          $9.875        02/26/2011     $     31,052    $     78,691

--------------------

(1)     Potential realizable value is determined by applying an amount equal to the fair market value on the date of grant to the stated annual appreciation rate compounded annually for the remaining term of the option, subtracting the exercise price at the end of the period and multiplying the remaining number by the number of shares subject to the option. Actual gains, if any, on stock option exercise and Common Stock holdings are dependent upon a number of factors, including the future performance of the Common Stock, overall stock market conditions, and the timing of option exercises, if any. There can be no assurance that the amounts reflected in this table will be achieved.

(2)     Reflects options that have a ten year term and vest and become exercisable at the rate of 5% per quarter.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

        The following table discloses for each of the Named Executive Officers certain information relating to options to purchase the Company’s Common Stock exercised during the fiscal year ended September 30, 2001 and options to purchase the Company’s Common Stock held at the end of the fiscal year ended September 30, 2001.

                           Shares                             Number of Securities
                          Acquired                           Underlying Unexercised           Value of Unexercised
                             on              Value                 Options at                 In-the-Money Options
Name                     Exercise(#)       Realized($)        September 30, 2001(#)        at September 30, 2001($)(1)
--------------------    -------------    --------------    ---------------------------    -----------------------------
                                                           Exercisable   Unexercisable    Exercisable     Unexercisable
                                                           -----------   -------------    -----------     -------------

Raymon F. Thompson           --          $     --              --              --         $     --        $      --

Timothy C. Dodkin            --                --            56,000          48,000           227,339          110,693

William A. Freeman           --                --            80,000          80,000           249,990          196,526

Gregory L. Perkins         12,800            59,455            --              --               --               --

Dana R. Scranton             --                --            11,750          13,250            23,504           20,509

Larry A. Viano               --                --            25,500          13,900           102,904           31,101

--------------------

(1)     Based on the fair market value of the Company's Common Stock as of September 30, 2001 of $9.56.

Compensation Committee Interlocks and Insider Participation

        During the fiscal year ended September 30, 2001, Messrs. Bateman, Chamberlain and Larson served on the Compensation Committee of the Board of Directors. No interlocking relationship exists between any member of the Company’s Board of Directors or Compensation Committee and any member of the Board of Directors or compensation committee of any other company, nor has such interlocking relationship existed in the past.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

        This section is not “soliciting material,” is not deemed “filed” with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general language to the contrary.

        The Compensation Committee was formed in 1995 and consists of Messrs. Bateman, Chamberlain and Larson. Decisions concerning the compensation of the Company’s executive officers are made by the Compensation Committee and reviewed by the full Board (excluding any interested director).

Executive Officer Compensation Programs

        The objectives of the executive officer compensation program are to attract, retain, motivate and reward key personnel who possess the necessary leadership and management skills, through competitive base salary, annual cash bonus incentives, long-term incentive compensation in the form of stock options, and various benefits, including medical and life insurance plans.

        The executive compensation policies of the Compensation Committee are intended to combine competitive levels of compensation and rewards for above average performance and to align relative compensation with the achievements of key business objectives, optimal satisfaction of customers, and maximization of shareholder value. The Compensation Committee believes that stock ownership by management is beneficial in aligning management and shareholder interests, thereby enhancing shareholder value.

        Base Salaries. Salaries for the Company’s executive officers are determined primarily on the basis of the executive officer’s responsibility, general salary practices of peer companies and the officer’s individual qualifications and experience. The base salaries are reviewed annually and may be adjusted by the Compensation Committee in accordance with certain criteria which include individual performance, the functions performed by the executive officer, the scope of the executive officer’s on-going duties, general changes in the compensation peer group in which the Company competes for executive talent, and the Company’s financial performance generally. The weight given each such factor by the Compensation Committee may vary from individual to individual.

        Incentive Bonuses. The Compensation Committee believes that a cash incentive bonus plan can serve to motivate the Company’s executive officers and management to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options. The bonus amounts are based upon recommendations by management and a subjective consideration of factors including such officer’s level of responsibility, individual performance, contributions to the Company’s success and the Company’s financial performance generally.

        Stock Option Grants. Stock options are granted to executive officers and other employees under the Option Plan. Because of the direct relationship between the value of an option and the stock price, the Compensation Committee believes that options motivate executive officers to manage the Company in a manner that is consistent with shareholder interests. Stock option grants are intended to focus the attention of the recipient on the Company’s long-term performance which the Company believes results in improved shareholder value, and to retain the services of the executive officers in a competitive job market by providing significant long-term earning potential. To this end, stock options generally vest and become fully exercisable over a five-year period. The principal factors considered in granting stock options to executive officers of the Company are prior performance, level of responsibility, other compensation and the executive officer’s ability to influence the Company’s long-term growth and profitability. However, the Option Plan does not provide any quantitative method for weighting these factors, and a decision to grant an award is primarily based upon a subjective evaluation of the past as well as future anticipated performance.

        Other Compensation Plans. The Company has adopted certain general employee benefit plans in which executive officers are permitted to participate on parity with other employees. The Company also provides a 401(k) deferred compensation pension plan. Benefits under these general plans are indirectly tied to the Company’s performance.

        Deductibility of Compensation. Section 162(m) of the Internal Revenue Code (“IRC”) disallows a deduction by the Company for certain compensation exceeding $1.0 million paid to any Named Executive Officer, excluding, among other things, certain performance based compensation. Because the compensation figures for the Named Executive Officers have not approached the limitation, the Compensation Committee has not had to use any of the available exemptions from the deduction limit. However, the Option Plan is designed to qualify any compensation realized by Named Executive Officers from the exercise of an option as performance based compensation. The Compensation Committee remains aware of the existence of the IRC Section 162(m) limitations, and the available exemptions, and will address the issue of deductibility when and if circumstances warrant the use of such exemptions in addition to the exemption contemplated under the Option Plan.

Chief Executive Officer Compensation

        The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers.

        Mr. Thompson’s base salary for the fiscal year ending September 30, 2001 was established at $250,000. His base salary was established in part by comparing the base salaries of chief executive officers at other companies of similar size. Mr. Thompson’s base salary is at the approximate median of the base salary range for Presidents/Chief Executive Officers of comparable companies.

                              MEMBERS OF THE COMPENSATION COMMITTEE

                              Howard E. Bateman
                              Robert G. Chamberlain
                              L. Peter Larson

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The following is the report of the Audit Committee with respect to the Company’s audited consolidated financial statements for the fiscal year ended September 30, 2001, which include the consolidated balance sheets of the Company as of September 30, 2001 and 2000, and the related consolidated statements of operations, changes in shareholders’ equity, cash flows and of comprehensive income (loss) for each of the three years in the period ended September 30, 2001, and the notes thereto. This section is not “soliciting material,” is not deemed “filed” with the Commission and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general language to the contrary.

Review with Management

        The Audit Committee has reviewed and discussed with management the Company’s audited financial statements and system of internal controls.

Review and Discussions with Independent Accountants

        The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements.

        The Audit Committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant’s independence from the Company and its related entities) and has discussed with PricewaterhouseCoopers LLP their independence from the Company. The Audit Committee also reviewed and approved the non-audit services of PricewaterhouseCoopers LLP.

Conclusion

        Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2001.

                              MEMBERS OF THE AUDIT COMMITTEE

                              Richard A. Dasen
                              Daniel J. Eigeman
                              L. Peter Larson

CERTAIN TRANSACTIONS

        The following is a description of certain transactions and relationships entered into or existing during the fiscal year ended September 30, 2001 between the Company and certain affiliated parties:

        On July 5, 2001 the Company sold approximately 20 acres of farm land and farm buildings located near our corporate headquarters to Mr. Thompson for $369,500. The value was derived from two independent appraisals. The Company believes that this transaction was effected on terms no less favorable to the Company than could have been obtained from an unaffiliated party.

        During the fiscal year ended September 30, 2001, the Company leased airplanes from Mr. Thompson and a third party entity wholly-owned by Mr. Thompson. Under these lease agreements, the Company made rental payments of $2.1 million to Mr. Thompson during the fiscal year ended September 30, 2001. The Company currently leases two airplanes from this entity with a total monthly rental of $221,000. The lease terms are month-to-month. The terms of the lease agreements were based on quotes from independent aircraft leasing dealers for the same type of aircraft. The Company also leases hangar space from this entity with a monthly rental of $3,333. The Company believes that these lease agreements are on terms no less favorable to the Company than could have been obtained from an unaffiliated party.

STOCK PERFORMANCE GRAPH

        The following graph compares the percentage change in the cumulative total shareholder return on the Company’s Common Stock from September 30, 1996 through the end of the Company’s fiscal year ended September 30, 2001, with the percentage change in the cumulative total return for the Nasdaq Composite Index (U.S. Companies) and the Chase H & Q Semiconductors Index. The comparison assumes an investment of $100 on September 30, 1996 in the Company’s Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stock performance shown on the graph below is not necessarily indicative of future price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
AMONG SEMITOOL, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE CHASE H & Q SEMICONDUCTORS INDEX

Following is a listing of each of the plot points illustrated in the graph:

DOLLARS                 Sept-96       Sept-97      Sept-98      Sept-99      Sept-00      Sept-01

SEMITOOL, INC.           100.00        211.58        49.47        74.21       215.80       161.01

NASDAQ STOCK MARKET      100.00        137.27       139.44       227.82       302.47       123.64

CHASE H & Q
SEMICONDUCTORS           100.00        199.70       114.16       311.45       578.59       247.64

SHAREHOLDER PROPOSALS

        To be considered for presentation to the annual meeting of the Company’s shareholders to be held in 2003, a shareholder proposal must be received by Mr. William A. Freeman, Chief Financial Officer, 655 West Reserve Drive, Kalispell, Montana 59901, no later than September 16, 2002.

SHAREHOLDER NOMINATIONS FOR DIRECTOR

        Pursuant to the Company’s bylaws, nominations of persons for election to the Board of Directors may be made at a meeting of shareholders by any shareholder entitled to vote for the election of directors at the meeting who complies with the notice procedures. Such nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty days nor more than ninety days prior to the first anniversary of the preceeding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary, notice by the shareholder to be timely must be so received not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of (1) the sixtieth day prior to such annual meeting, or (2) tenth day following the day on which notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first.

        Such shareholder’s notice must set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Company which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934; and (b) as to the shareholder giving the notice, (i) the name and record address of the shareholder, and (ii) the class and number of shares of the corporation which are beneficially owned by the shareholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

OTHER MATTERS

        Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership of the Company’s Common Stock. Reporting Persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons, the Company believes that during the fiscal year ended September 30, 2001, all Reporting Persons complied with all applicable Section 16(a) filing requirements.

        Other Matters. The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

        It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                              By Order of the Board of Directors,

                              /s/Raymon F. Thompson
                              ----------------------------------------
                              Raymon F. Thompson
                              Chairman of the Board,
                              President and
                              Chief Executive Officer

PROXY
SEMITOOL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING TO BE HELD ON February 7, 2002.

        RAYMON F. THOMPSON and WILLIAM A. FREEMAN, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Semitool, Inc. (the “Company”), to be held on February 7, 2002, and any adjournment or postponement thereof.

        Election of all directors (or if any nominee is not available for election, such substitute as the Board of Directors or the proxy holders may designate). Nominees:(01) RAYMON F. THOMPSON, (02) HOWARD E. BATEMAN, (03) ROBERT G. CHAMBERLAIN, (4) RICHARD A. DASEN, (05) TIMOTHY C. DODKIN, (06) DANIEL J. EIGEMAN and (07) L. PETER LARSON.

BOARD OF DIRECTORS' RECOMMENDATIONS: The Board of Directors recommends a vote FOR the election of Directors and FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending September 30, 2002.

If you wish to vote in accordance with the Board of Directors' recommendations you need not mark any boxes, just sign and date on the reverse side.

SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
   SIDE                                                               SIDE

[FORM OF BACK OF PROXY CARD]

--------------------------------------------------------------------------------

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Call Toll-Free on a Touch-Tone Phone     immediately confirmed and posted.
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Follow these four easy steps:            Follow these four easy steps:

1.  Read the accompanying Proxy          1.  Read the accompanying Proxy
    Statement/Prospectus and                 Statement/Prospectus and
    Proxy Card.                              Proxy Card.

2.  Call the toll-free number            2.  Go to the Website
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3.  Enter your 14-digit Voter Control    3. Enter your 14-digit Voter Control
    Number located on your Proxy Card       Number located on your Proxy Card
    above your name.                        above your name.

4.  Follow the recorded instructions.    4. Follow the instructions provided.

Your vote is important!                  Your vote is important!
Call 1-877-PRX-VOTE anytime!             Go to http://www.eproxyvote.com/smtl anytime!
--------------------------------------------------------------- ----------------

    Do not return your Proxy Card if you are voting by Telephone or Internet

                                  DETACH HERE

  [X] Please mark
      votes as in
      this example

  Shares represented by this proxy will be voted as directed by the shareholder.
If no such  directions  are  indicated,  the Proxies will have authority to vote
FOR the election of all directors and FOR proposal 2. In their  discretion,  the
Proxies are  authorized  to vote upon such other  business as may properly come before the Annual Meeting.

1. Election of Directors (see reverse):  2. To ratify the  appointment of
                                            PricewaterhouseCoopers  LLP as the
   [ ] FOR         [ ] WITHHELD             Company's independent auditors  for
                                            the fiscal year ending
   [ ]--------------------------------      ending September 30, 2002:
      FOR, all nominees except as noted
      above                              [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

                                         Mark here for address change and note
                                         at left [  ]

                                         PLEASE MARK, SIGN, DATE AND RETURN THIS
                                         PROXY CARD PROMPTLY USING THE ENCLOSED
                                         REPLY ENVELOPE.

                                         Please sign and date where  indicated.
                                         Joint owners should each sign.  When
                                         signing   as    attorney,    executor,
                                         administrator,  trustee or  guardian,
                                         please give full title as such.

Signature______________________________  Signature______________________________
Date______________                       Date______________

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